UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2023

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2023, Eton Pharmaceuticals, Inc. (“Eton” or the “Company”) has appointed David Krempa to the position of Chief Business Officer. Mr. Krempa previously was employed by the Company in the Position of Senior Vice President, Business Development and Investor Relations.

In connection with the appointment as Chief Business Officer, Mr. Krempa will receive an annual salary of $385,000 and is eligible for an annual discretionary bonus as determined by the board of directors. Mr. Krempa also participates in the Company’s 2018 Equity Incentive Plan along with other officers and employees of the Company. Mr. Krempa’s employment with the Company is “at will” and his employment may be terminated by the Company at any time for any reason or for no reason. In the event Mr. Krempa’s employment is terminated without “cause” or he terminates his employment for “good reason,” he will receive six months’ of his base salary as severance. Further, if such termination occurs within twelve months of a change in control of the Company, all of Mr. Krempa’s unvested stock options shall immediately vest.

Mr. Krempa has been employed full time by the Company since 2017. Prior to his appointment as Chief Business Officer, he served as Senior Vice President, Business Development and Investor Relations since April 2021, Vice President, Business Development from March 2019 to April 2021, and prior to that he served as Executive Director, Business Development since September 2017. Mr. Krempa received his B.S. in Finance from DePaul University.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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